UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2018, Petro River Oil Corp. (the “Company”), ICO Liquidating Trust, LLC (“ICO”) and LBE Partners, LLC (“LBE”), which owns various working interests in several oil and gas wells located in the Hardin oil field in Liberty, Texas, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), effective September 24, 2018, pursuant to which the Company purchased a 66.67% membership interest in LBE Partners from ICO in exchange for the issuance by the Company of 300,000 shares of the Company’s common stock, par value $0.0001 (the “Shares”), to ICO. Concurrently with the execution of the Purchase Agreement, the same parties entered into an Assignment and Assumption Agreement (the “Assignment Agreement”), pursuant to which ICO assigned its 66.67% interest in LBE to the Company. Both ICO and LBE are managed by Scot Cohen, the Company’s Executive Chairman.

The issuance of the Shares was exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each Investor represented that it was an “accredited investor” as defined in Regulation D.

The foregoing description of the Purchase Agreement and Assignment Agreement do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement and Assignment Agreement, attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: October 3, 2018	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, by and between Petro River Oil Corp., ICO Liquidating Trust, LLC and LBE Partners, LLC, dated October 2, 2018
10.2	Assignment and Assumption Agreement, by and between Petro River Oil Corp., ICO Liquidating Trust, LLC and LBE Partners, LLC, dated October 2, 2018